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                                                                     Exhibit 1.1


                      TANGER PROPERTIES LIMITED PARTNERSHIP

                                 Debt Securities

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                                February 9, 2001


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
4 World Financial Center
New York, New York 10080


Ladies and Gentlemen:


      Tanger Properties Limited Partnership, a North Carolina limited partnership (the "Operating Partnership"), proposes to issue and sell senior debt securities (the "Senior Securities") or subordinated debt securities (the "Subordinated Securities," and collectively with the Senior Securities, the "Debt Securities"), or both, from time to time, in one or more offerings on terms to be determined at the time of sale. If specified in the applicable Terms Agreement (as defined below), the Underwritten Securities (as defined below) will be unconditionally guaranteed as to payment of the principal thereof (and premium, if any) and interest and Additional Amounts (as defined in the applicable Indenture referred to below), if any, thereon pursuant to Guarantees endorsed on such Underwritten Securities (each, a "Guarantee") by Tanger Factory Outlet Centers, Inc., a North Carolina corporation (the "Company"). The Company is the sole shareholder of Tanger GP Trust, a Maryland business trust (the "GP Trust"). The GP Trust is the sole general partner of the Operating Partnership. The Senior Securities and related Guarantees, if any, will be issued under an Indenture, dated as of March 1, 1996 (as amended, modified and supplemented from time to time, the "Senior Indenture"), among the Operating Partnership, the Company and State Street Bank and Trust Company, as trustee thereunder (the "Senior Trustee"), and the Subordinated Securities and related Guarantees, if any, will be issued under an Indenture, to be dated on or prior to the date of the first issuance of Subordinated Securities thereunder (as amended, modified and supplemented from time to time, the "Subordinated Indenture," and collectively with the Senior Indenture, the "Indentures"), among the Operating Partnership, the Company and State Street Bank and Trust Company, as trustee thereunder (the "Subordinated Trustee," and collectively with the Senior Trustee, the "Trustees").

      Each series of Debt Securities may vary, as applicable, as to title, rank, aggregate principal amount, stated maturity date, interest rate or formula and timing of payments thereof, redemption and/or repayment provisions, sinking fund requirements and any other variable terms which the applicable Indenture contemplates. As used herein, "you" and "your," unless the context otherwise requires, shall mean Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner &


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Smith Incorporated, and any other co-managers identified in the applicable Terms
Agreement with respect to the Underwritten Securities purchased pursuant thereto.

      Whenever the Operating Partnership determines to make an offering of Debt Securities through you or through an underwriting syndicate managed by you, the Operating Partnership will enter into an agreement (each, a "Terms Agreement"), providing for the sale of such Debt Securities to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you (the "Underwriters," which term shall include you, whether acting alone or as a member of an underwriting syndicate, and any Underwriter substituted pursuant to
Section 10 hereof). The Terms Agreement relating to an offering of Underwritten Securities shall specify the rank and aggregate principal amount of Debt Securities to be initially issued (the "Initial Underwritten Securities"), the name of each Underwriter participating in such offering (subject to substitution as provided in Section 10 hereof) and the name of each additional co-manager, if any, participating in such offering, the principal amount of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters, the initial public offering price, if any, and the form, time, date and place of delivery and payment for, and any other material variable terms of, the Initial Underwritten Securities, as well as the applicability and terms of any Guarantees. In addition, each Terms Agreement shall specify whether the Operating Partnership has agreed to grant to the Underwriters an option to purchase additional Debt Securities to cover over-allotments, if any, and the aggregate principal amount of Debt Securities subject to such option (the "Option Securities"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of any Option Securities. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Operating Partnership. Each offering of Underwritten Securities through you or through an underwriting syndicate managed by you will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement.

      The Operating Partnership and the Company have filed with the Securities and Exchange Commission (the "Commission") three registration statements on Form S-3 (Nos. 33-99736/33-99736-01, 333-03526/333-03526-01 and
333-39365/333-39365-01), for the registration of the Debt Securities of the Operating Partnership and the Guarantees, common shares, warrants to purchase common shares, preferred shares and depositary shares of the Company under the Securities Act of 1933, as amended (the "1933 Act"), the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and each such registration statement has been declared effective by the Commission. The Operating Partnership and the Company have filed such post-effective amendments thereto as may have been required prior to the execution of the applicable Terms Agreement, and each such post-effective amendment has been declared effective by the Commission, and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statements (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 434 of the 1933 Act Regulations (the "Rule 434 Information"), are collectively referred to herein as the "Registration Statement"; and the prospectus and the prospectus supplement relating to the offering of the Underwritten Securities, in the forms first furnished to the Underwriters by the


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Operating Partnership for use in connection with the offering of the
Underwritten Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of the applicable Terms Agreement; provided, further, that if the Operating Partnership and the Company file a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement; and provided, further, that if the Operating Partnership and the Company elect to rely upon Rule 434 of the 1933 Act Regulations, then all references to the "Prospectus" shall also be deemed to include the final prospectus or preliminary prospectus, as the case may be, and the term sheet or abbreviated term sheet, as the case may be (the "Term Sheet"), taken together, in the form first furnished to the Underwriters by the Operating Partnership in reliance on Rule 434 of the 1933 Act Regulations, and all references herein to the date of the Prospectus shall mean the date of the Terms Agreement. A "Preliminary Prospectus" shall be deemed to refer to any prospectus used after the effectiveness of the Registration Statement and prior to the execution and delivery of the applicable Terms Agreement that omitted information to be included upon pricing in the form of a prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus, Term Sheet or Preliminary Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included," "stated" or "described" in the Registration Statement, the Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be.

      Section 1.  REPRESENTATIONS AND WARRANTIES.

      (a) The Operating Partnership severally represents and warrants to you, and, if applicable, to an Underwriter acting in its capacity as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Underwritten Securities, such Underwriter is referred to herein as the "Independent Underwriter," as to matters relating to the Operating Partnership, and the Company severally represents and warrants to you, the Independent Underwriter, if any, and to each other Underwriter named in the applicable Terms Agreement, as of the date thereof, as of the Closing Time (as defined below) and, if applicable, as of each Date of Delivery (as defined below) (in each case, a "Representation Date"), as follows:


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                  (i) The Registration Statement and the Prospectus, and each amendment or supplement thereto at the time the Registration Statement (including any Rule 462(b) Registration Statement) or any post-effective amendment became effective and at each time thereafter on which the Operating Partnership or the Company filed an Annual Report on Form 10-K with the Commission, complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act; the Registration Statement and each post-effective amendment thereto, at the time the Registration Statement or any such post-effective amendment became effective and at each time thereafter on which the Operating Partnership or the Company filed an Annual Report on Form 10-K with the Commission, did not, and as of each Representation Date, and at the Closing Time, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and each amendment or supplement thereto, as of the date hereof, does not, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Operating Partnership or the Company in writing by any Underwriter through you expressly for use in the Registration Statement or the Prospectus or that part of the Registration Statement which shall constitute the Statements of Eligibility of the Senior Trustee and the Subordinated Trustee under the 1939 Act on Form T-1 (the "Statements of Eligibility").

                  Each Preliminary Prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Underwritten Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) The accountants who certified the financial statements and supporting schedules thereto included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations; and there have been no disagreements with any accountants or "reportable events" (as defined in Item 304 of Regulation S-K promulgated by the Commission) required to be disclosed in the Prospectus or elsewhere pursuant to such Item 304 which have not been so disclosed.


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                  (iii) The historical consolidated financial statements of the
            Operating Partnership and of the Company included or incorporated by reference in the Registration Statement and the Prospectus present fairly their respective financial positions as of the dates indicated and their respective results of operations for the periods specified; except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and comply with the applicable accounting requirements of the 1933 Act (including, without limitation, Rule 3-14 of Regulation S-X promulgated by the Commission), and all adjustments necessary for a fair presentation of the results for such periods have been made; the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein; and the selected financial data (both historical and pro forma) included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled and derived on a basis consistent with the related financial statements presented or incorporated by reference therein.

                  (iv) Any historical summaries of revenue and certain operating expenses included or incorporated by reference in the Registration Statement and the Prospectus present fairly the revenue and those operating expenses included in such summaries of the properties related thereto for the periods specified in conformity with generally accepted accounting principles; any pro forma consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the pro forma financial position of the Operating Partnership and its consolidated subsidiaries and the Company and its consolidated subsidiaries as of the dates indicated and the results of operations for the periods specified; and such pro forma financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of the Operating Partnership and the Company included or incorporated by reference in the Registration Statement and the Prospectus, the assumptions on which such pro forma financial statements have been prepared are reasonable and all material assumptions are set forth in the notes thereto, and such pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations (including, without limitation, Regulation S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

                  (v) Since the respective dates as of which information is
            given in the Registration Statement and the Prospectus, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership, and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (b) no material casualty


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            loss or material condemnation or other material adverse event with respect to any of the Centers (as defined in the Prospectus) has occurred, (c) there have been no transactions entered into by the Operating Partnership, the Company or any of their subsidiaries other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and their subsidiaries considered as one enterprise and (d) except for regular quarterly dividends on the Company's common shares or dividends or distributions declared, paid or made in accordance with the terms of any class or series of the Company's preferred shares which are set forth in the Company's Amended and Restated Articles of Incorporation, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and, except for regular quarterly distributions, there has been no distribution of any kind made by the Operating Partnership with respect to its partnership interests.

                  (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina, with corporate power and authority to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or contemplated under, this Underwriting Agreement and the Terms Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership, and their subsidiaries considered as one enterprise.

                  (vii) The Amended and Restated Agreement of Limited
            Partnership of the Operating Partnership, as amended (the "Agreement of Limited Partnership"), has been duly and validly authorized, executed and delivered by the Company, the GP Trust and by the partners of the Operating Partnership, including the GP Trust in its capacity as sole general partner of the Operating Partnership, and is a valid and binding agreement of the GP Trust and the partners of the Operating Partnership, including the GP Trust in its capacity as sole general partner of the Operating Partnership, enforceable in accordance with its terms; the Operating Partnership has been duly formed and is validly existing and is in good standing under the laws of the State of North Carolina, has power and authority to own, lease and operate its factory outlet centers (the "Centers") and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership, and their subsidiaries considered as one enterprise; the GP Trust has been duly formed and is validly existing and is in good standing under the laws of


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            the State of Maryland, has power and authority to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership and their subsidiaries considered as one enterprise, the GP Trust is the sole general partner of the Operating Partnership and is entitled to all rights, benefits, interests and preferences as a general partner of a North Carolina limited partnership under the laws of the State of North Carolina and the Agreement of Limited Partnership (including, without limitation, those rights, benefits, interests and preferences afforded to the Company as a holder of the general partnership units and the preferred general partnership units under the Agreement of Limited Partnership); and the Company is the sole shareholder of the GP Trust.

                  (viii) Each subsidiary (which term, as used in this
            Underwriting Agreement, includes corporations, limited and general partnerships, joint ventures and other entities, and includes direct and indirect subsidiaries) of the Operating Partnership and the Company, if any, has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its origin, has power and authority to own, lease and operate its Centers and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership, and their subsidiaries considered as one enterprise; and except as otherwise stated in the Prospectus, all of the issued and outstanding capital stock or other ownership interests in each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Operating Partnership or the Company, as the case may be, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Operating Partnership or the Company or any of their subsidiaries that is described in the Prospectus.

                  (ix) The authorized, issued and outstanding capital stock of the Company is as stated in the Prospectus; such shares of capital stock have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive or other similar rights; and the Company has duly reserved a sufficient number of common shares for issuance upon exchange of outstanding partnership units in the Operating Partnership.


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                  (x) This Underwriting Agreement has been, and the applicable
            Terms Agreement as of the date thereof will have been, duly authorized, executed and delivered by the Operating Partnership and the Company, as applicable.

                  (xi) The Underwritten Securities being sold pursuant to this
            Underwriting Agreement and the applicable Terms Agreement have been, or as of the date of such Terms Agreement will have been, duly authorized by the Operating Partnership for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement; such Underwritten Securities, when issued and delivered by the Operating Partnership and authenticated by the applicable Trustee pursuant to the provisions of the applicable Indenture against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equity principles (regardless or whether enforcement is considered in a proceeding in equity or at law); such Underwritten Securities and the applicable Indenture conform in all material respects to all statements relating thereto contained in the Prospectus; and registered holders of such Underwritten Securities will be entitled to the benefits provided by the applicable Indenture.

                  (xii) The Indenture(s) have been duly and validly authorized, executed and delivered by the Operating Partnership and the Company and constitute valid and legally binding agreements of the Operating Partnership and the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (xiii) The Guarantees, if any, have been duly and validly
            authorized by the Company and, when the related Underwritten Securities are issued, authenticated and delivered pursuant to the provisions of the applicable Indenture against payment of the consideration therefor specified in the applicable Terms Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); such Guarantees conform in all material respects to all statements relating thereto contained in the Prospectus; and registered holders of the Underwritten Securities upon which such Guarantees are endorsed will be entitled to the benefits of such Guarantees and the applicable Indenture.


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                  (xiv) The Underwritten Securities being sold pursuant to the applicable Terms Agreement will conform in all material respects to all statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

                  (xv) None of the Operating Partnership, the Company or any of
            their subsidiaries is in violation of its agreement of limited partnership, charter, by-laws, or other organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Operating Partnership, the Company or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Operating Partnership, the Company or any of their subsidiaries is subject, except for any such violation or default that would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership, and their subsidiaries considered as one enterprise; and the execution, delivery and performance of this Underwriting Agreement, the applicable Terms Agreement and the applicable Indenture and the consummation of the transactions contemplated herein and therein and compliance by the Operating Partnership and the Company, each severally, with obligations hereunder and thereunder have been or, on or prior to the date of the applicable Terms Agreement, will be duly authorized by all necessary action, and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Operating Partnership, the Company, or any of their subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Operating Partnership, the Company, or any of their subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Operating Partnership, the Company, or any of their subsidiaries is subject, nor will such action result in any violation of the agreement of limited partnership, charter, by-laws or other organizational documents of the Operating Partnership, the Company, or any of their subsidiaries or any applicable law, administrative regulation or administrative or court decree.

                  (xvi) Commencing with the Company's taxable year ending
            December 31, 1993, the Company has been organized in conformity with the requirements for qualification as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and it has operated and intends to continue to operate in such a manner as to enable it to meet the requirements for taxation as a REIT under the Code.

                  (xvii) Neither the Operating Partnership, nor the Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").


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                  (xviii) The Underwritten Securities will be excluded or
            exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission thereunder (the "Commodity Exchange Act Regulations").

                  (xix) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Operating Partnership, the Company or any of their subsidiaries threatened against or affecting the Operating Partnership, the Company or any of their subsidiaries which is required to be disclosed in the Prospectus (other than as disclosed therein), or which might be reasonably expected to (a) result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and their subsidiaries considered as one enterprise, or (b) materially and adversely affect the property or assets thereof taken as one enterprise or (c) materially and adversely affect the consummation of this Underwriting Agreement, the applicable Terms Agreement or the applicable Indenture or the transactions contemplated herein or therein; all pending legal or governmental proceedings to which the Operating Partnership, the Company or any of their subsidiaries is a party or of which any property or assets of the Operating Partnership, the Company or any of their subsidiaries is subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Operating Partnership, the Company or any of their subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                  (xx) Neither the Company nor the Operating Partnership is
            required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business to be operated by it which are not currently owned or possessed, the failure of which to own or possess would have a material adverse effect.

                  (xxi) No authorization, approval, permit or consent of any court or governmental authority or agency is necessary in connection with the consummation by the Operating Partnership or the Company of the transactions contemplated by this Underwriting Agreement, the applicable Terms Agreement or the applicable Indenture, except such as may be required under the 1933 Act or the 1933 Act Regulations, state securities laws or real estate syndication laws.

                  (xxii) Each of the Operating Partnership and the Company
            possesses such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business as presently conducted, and neither the Operating Partnership nor the Company has received any notice of proceedings relating to the revocation or modification of

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            any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership and their subsidiaries considered as one enterprise.

                  (xxiii) The Operating Partnership and the Company have full right, power and authority to enter into this Underwriting Agreement and the applicable Terms Agreement and this Underwriting Agreement has been duly authorized, executed and delivered by the Operating Partnership and the Company, and as of each Representation Date, the applicable Terms Agreement will have been, duly authorized, executed and delivered by the Operating Partnership and the Company.

                  (xxiv) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement or any post-effective amendment became effective and as of the applicable Representation Date or Closing Time or during the period specified in Section 3(f) hereof, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (xxv) (a) Except as otherwise disclosed or referred to in the
            Prospectus and except as would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership and their subsidiaries considered as one enterprise, the Operating Partnership has good and marketable title to the Centers, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than as described or referred to in the Prospectus (including the financial statements incorporated by reference therein) or which are not material in amount; (b) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets of the Company or the Operating Partnership which are required to be disclosed in the Prospectus are disclosed therein; (c) neither the Company or the Operating Partnership nor, to the best of the knowledge of the Company or the Operating Partnership, any lessee under a lease relating to any of the Centers, is in default under any of the leases relating to the Centers and neither the Company nor the Operating Partnership knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company or the Operating Partnership taken as one enterprise; (d) each of the Centers is in compliance with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company or the Operating Partnership taken as one enterprise; and (e) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the Centers, except as disclosed in the Prospectus or such proceedings or actions that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company or the Operating Partnership taken as one enterprise.

                  (xxvi) The mortgages and deeds of trust encumbering the
            properties and assets described in the Prospectus are not convertible into an equity ownership interest nor does the Company or the Operating Partnership hold a participating interest therein and said mortgages and deeds of trust will not be cross-defaulted or cross-collateralized with any property not owned or leased by the Company or the Operating Partnership or any of their subsidiaries.

                  (xxvii) The Company or the Operating Partnership have coverage under title insurance policies or the indirect benefit of such coverage by having accepted the Centers pursuant to warranty deeds from a grantor who has coverage under prior title insurance policies on each of the Centers in an amount at least equal to the cost of acquisition of such Property.

                  (xxviii) Neither the Operating Partnership nor the Company has
            any knowledge of: (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the Centers or, without independent investigation, any other property on which the Company has an option or (b) any spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or from the Centers as a result of any construction on or operation and use of the Centers or, without independent investigation, any other property on which the Company has an option, which presence or occurrence would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership, and their subsidiaries considered as one enterprise; and in connection with the construction on or operation and use of the Centers, each of the Operating Partnership and the Company has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials that would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership, and their subsidiaries considered as one enterprise.

       (b) Any certificate signed by any officer of the Company in such capacity or by the GP Trust as general partner of the Operating Partnership and delivered to you, the Independent Underwriter, if any, or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

      Section 2.  PURCHASE AND SALE.

      (a) The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

      (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Operating Partnership may grant, if so specified in the applicable Terms Agreement, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the aggregate principal amount of Option Securities set forth therein at the same price per Option Security as is applicable to the Initial Underwritten Securities. Such option, if granted, will expire 30 days (or such lesser number of days as may be specified in such Terms Agreement) after the date of the Terms Agreement relating to the Initial Underwritten Securities, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by you to the Operating Partnership setting forth the aggregate principal amount of Option Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Securities. Any such time and date of payment and delivery (each, a "Date of Delivery") shall be determined by you, but shall not be later than seven full business days and not be earlier than two full business days after the exercise of said option, unless otherwise agreed upon by you and the Operating Partnership. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total aggregate principal amount of Option Securities then being purchased which the aggregate principal amount of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in such Terms Agreement bears to the total aggregate principal amount of Initial Underwritten Securities.

      (c) Payment of the purchase price for, and delivery of, the Underwritten Securities to be purchased by the Underwriters shall be made at the office of Brown & Wood LLP, 56th Floor, One World Trade Center, New York, New York 10048-0557, or at such other place as shall be agreed upon by you and the Company, at 9:00 a.m., New York City time, on the third business day (unless postponed in accordance with the provisions of Section 10 hereof) following the date of the applicable Terms Agreement or, if pricing takes place after 4:30 p.m., New York City time, on the date of the applicable Terms Agreement, on the fourth business day (unless postponed in accordance with the provisions of Section 10 hereof) following the date of the applicable Terms Agreement or at such other time as shall be agreed upon by you and the

Operating Partnership (each such time and date of payment and delivery being referred to as the "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices of Brown & Wood LLP, or at such other place as shall be agreed upon by you and the Operating Partnership on each Date of Delivery as specified in the notice from you to the Operating Partnership. Unless otherwise specified in the applicable Terms Agreement, payment shall be made to the Operating Partnership by certified or official bank check or checks in Federal or similar same-day funds payable to the order of the Operating Partnership against delivery to you for the respective accounts of the Underwriters for the Underwritten Securities to be purchased by them. It is understood that each Underwriter has authorized you, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase, and you, Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

      The Underwritten Securities shall be in such authorized form and denominations and registered in such names as you may request in writing at least one business day prior to the applicable Closing Time or Date of Delivery, as the case may be. The Underwritten Securities will be made available for examination and packaging by you on or before the last business day prior to the Closing Time or Date of Delivery, as the case may be.

      Section 3. COVENANTS OF THE OPERATING PARTNERSHIP AND THE COMPANY. Each of the Operating Partnership and the Company, jointly and severally, covenants with you, and with each Underwriter participating in the offering of Underwritten Securities, as follows:

      (a) Immediately following the execution of the applicable Terms Agreement, the Operating Partnership and the Company will prepare a prospectus supplement setting forth the aggregate principal amount of Underwritten Securities covered thereby and any material terms not otherwise described in the base prospectus, the name of each Underwriter participating in the offering and the name of each additional co-manager, if any, participating in the offering, the principal amount of Underwritten Securities which each severally has agreed to purchase, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Operating Partnership, the initial public offering price, if any, the selling concession and reallowance, if any, any over-allotment option (and the aggregate principal amount of Option Securities), the applicability and existence of any Guarantees, and such other information as you and the Operating Partnership deem appropriate in connection with the offering of the Underwritten Securities; the Operating Partnership will, by the close of business in New York on the business day immediately succeeding the date of the applicable Terms Agreement, transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations and will furnish to the Underwriters, without charge, as many copies of the Prospectus as you shall reasonably request; and if the Operating Partnership elects to rely on Rule 434 of the 1933 Act Regulations, the Operating Partnership will prepare the Term Sheet in a manner that complies with the requirements of Rule 434 of the 1933 Act Regulations and will furnish to the Underwriters, without charge, as many copies of the Prospectus as you shall reasonably request and will file or transmit for filing with the Commission the Prospectus complying with Rule 434(c)(2) of the 1933 Act Regulations in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the business day immediately succeeding the date of the applicable Terms Agreement.

      (b) The Operating Partnership or the Company will notify you immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any prospectus supplement or other supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Operating Partnership and the Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

      (c) At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, the Operating Partnership or the Company will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and will furnish to you, without charge, copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such documents to which you or counsel for the Underwriters shall reasonably object.

      (d) The Operating Partnership and the Company have furnished or will furnish to each Underwriter, without charge, as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as such Underwriter reasonably requests. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (e) The Operating Partnership and the Company will furnish, without charge, to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (f) If at any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Operating Partnership or the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then the Operating Partnership and the Company will promptly prepare and file with the Commission, subject to Section 3(c), such amendment or supplement, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Operating Partnership and the Company will furnish to the Underwriters, without charge, a reasonable number of copies of such amendment or supplement.

      (g) The Operating Partnership and the Company will endeavor, in cooperation with the Underwriters, to qualify the Underwritten Securities and any related Guarantees for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as you may designate; and in each jurisdiction in which the Underwritten Securities and any related Guarantees have been so qualified, the Operating Partnership and the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Underwritten Securities and any Guarantees endorsed thereon; provided, however, that neither the Operating Partnership nor the Company shall be obligated to qualify as a foreign partnership or corporation or subject itself to general service of process in any jurisdiction where it is not so qualified or so subject.

      (h) With respect to each sale of Underwritten Securities, the Operating Partnership and the Company each will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the earlier of the first day of the Operating Partnership's or Company's fiscal quarter, respectively, next following the "effective date" (as defined in such Rule 158) of the Registration Statement.

      (i) Absent a vote of the Board of Directors or a vote of the shareholders, the Company will use its best efforts to meet the requirements to qualify as a REIT under the Code.

      (j) The Operating Partnership and the Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

      (k) Except as otherwise specified in the applicable Terms Agreement, the Company will not, between the date of the applicable Terms Agreement and the termination of any trading restrictions (which will not be greater than 90 days after the Closing Time) or the Closing Time, whichever is later, with respect to the Underwritten Securities covered thereby, without the prior written consent of Merrill Lynch, directly or indirectly offer or sell, grant any option for the sale of, or enter into any agreement to sell, any debt securities of the Operating Partnership or the Company (other than the Underwritten Securities which are to be sold pursuant to such Terms Agreement, commercial paper and debt securities issued pursuant the Operating Partnership's secured and unsecured credit facilities).

      (l) The Operating Partnership will use the net proceeds received by it from each sale of Underwritten Securities in the manner set forth in the Prospectus under the caption "Use of Proceeds."

      (m) If specified in the applicable Terms Agreement, the Operating Partnership and the Company will use their best efforts to list the Underwritten Securities on any national securities exchange or quotation system identified in such Terms Agreement.

      (n) Each of the Operating Partnership and the Company have complied and will comply with all of the provisions of Florida H.B. 1771, Section 1, P. 17,130 of the Florida Securities and Investors Act, and all regulations thereunder relating to issuers doing business with Cuba.

      Section 4. PAYMENT OF EXPENSES. The Operating Partnership and the Company, jointly and severally, agree to pay all expenses incident to the performance of their obligations under this Underwriting Agreement or the applicable Terms Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing, reproduction and filing of this Underwriting Agreement and the applicable Terms Agreement, (iii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters, (iv) the fees and disbursements of the Operating Partnership's and the Company's counsel and accountants, of the Trustees and their counsel and any applicable calculation agent or exchange rate agent, (v) the qualification of the Underwritten Securities and any related Guarantees under state securities laws and real estate syndication laws in accordance with the provisions of Section 3(g), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing, reproduction and delivery to the Underwriters copies of the Blue Sky Survey,
(vii) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, including any Terms Sheet delivered by the Operating Partnership and the Company pursuant to Rule 434 of the 1933 Act Regulations, (viii) any fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities, (ix) the fees and expenses, if any, incurred with respect to the listing of the Underwritten Securities on any national securities exchange or quotation system, (x) the cost of providing any CUSIP or other identification numbers for the Underwritten Securities and any Guarantees endorsed thereon (xi) the fees and expenses of any depository in connection with the Underwritten Securities, and (xii) the fees and expenses, if any, incurred with respect to any filing with the NASD of the terms of the sale of Underwritten Securities and any related Underwritten Securities, and (xiii) the fees and expenses of any Underwriter acting in the capacity of a "qualified independent underwriter" (as defined in Section 2(1) of Schedule E of the bylaws of the NASD), if applicable.

      If the applicable Terms Agreement is terminated by you in accordance with the provisions of Section 5, or Section 9(b)(i) or Section 9(b)(iv), the Operating Partnership and/or Company shall reimburse the Underwriters named in such Terms Agreement for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

      Section 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Operating Partnership and the Company herein contained, to the accuracy of the statements of the Company's officers, on behalf of the Company in its capacity as general partner of the Operating Partnership and on behalf of the Company, made in any certificate pursuant to the provisions hereof, to the performance by each of the Operating Partnership and the Company of all of its covenants and other obligations hereunder, and to the following further conditions:

      (a) At Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) the rating assigned by any nationally recognized statistical rating organization to the Underwritten Securities or other securities of the Operating Partnership or the Company as of the execution of the applicable Terms Agreement shall not have been lowered or withdrawn since such execution nor shall such rating organization have publicly announced since such execution that it has under surveillance or review, with possible negative implications, its rating of the Underwritten Securities or other securities of the Operating Partnership or the Company, and (iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, at the time it was required to be delivered to purchasers of the Underwritten Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

      (b)   At Closing Time, you shall have received:

            (1) The favorable opinion, dated as of Closing Time, of Latham & Watkins, counsel for the Operating Partnership and the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                  (i) Each of the Company and the Operating Partnership is duly qualified as a foreign corporation or partnership, as applicable, to transact business and is in good standing in each jurisdiction in which a Center is located, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership and their subsidiaries considered as one enterprise.

                  (ii) The Underwritten Securities being sold pursuant to the applicable Terms Agreement are in the form contemplated by the applicable Indenture, and such Underwritten Securities, when issued and delivered by the Operating Partnership and authenticated by the applicable Trustee pursuant to the provisions of the applicable Indenture against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and registered holders of such Underwritten Securities will be entitled to the benefits of the applicable Indenture.

                  (iii) The applicable Indenture (assuming due authorization, execution and delivery by the applicable Trustee) constitutes a valid and legally binding agreement of the Operating Partnership, and the Company, as the case may be, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law)(it being understood that counsel need not express any opinion concerning the enforceability of the waiver of rights or defenses contained in
            Section 514 of the applicable Indenture).

                  (iv) When the related Underwritten Securities are issued,
            authenticated and delivered pursuant to the provisions of the applicable Indenture against payment of the consideration therefor specified in the applicable Terms Agreement, the Guarantees, if any, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding of equity or at law); and registered holders of the Underwritten Securities upon which such Guarantees are endorsed will be entitled to the benefits of such Guarantees and the applicable Indenture.

                  (v) The Indenture(s) have been duly qualified under the 1939 Act.

                  (vi) To the best of their knowledge and information, there are no legal or governmental proceedings pending or threatened against the Operating Partnership, the Company, or any of their subsidiaries which are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein.

                  (vii) The Registration Statement is effective under the 1933
            Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                  (viii) The Registration Statement and the Prospectus,
            excluding the documents incorporated by reference therein, and each amendment or supplement thereto (including any Rule 462(b) Registration Statement), as of their respective effective or issue dates, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the 1933 Act and the 1933 Act Regulations; it being understood, however, that no opinion need be rendered with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus (in passing as to form, such counsel may assume that the statements made therein are correct and complete).

                   (ix) Each document filed pursuant to the 1934 Act (other than the financial statements, schedules and other financial and statistical data included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations (in passing as to form, such counsel may assume that the statements made therein are correct and complete).

                  (x) No authorization, approval, permit or consent of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Operating Partnership, or the Company, or any of their subsidiaries of the transactions contemplated by this Underwriting Agreement, the applicable Terms Agreement or the applicable Indenture, except such as may be required under the state securities or real estate syndication laws.

                  (xi) The Underwritten Securities upon issuance will be
            excluded or exempted under, or beyond the purview of, the Commodity Exchange Act and the Commodity Exchange Act Regulations.

                  (xii) Neither the Operating Partnership nor the Company is, or
            will be, required to be registered as an investment company under the Investment Company Act of 1940 upon the issuance and sale of the Underwritten Securities and the application of the net proceeds therefrom as described in the Prospectus.

                  (xiii) Commencing with the Company's taxable year ending
            December 31, 1993, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code and its proposed method of operation, as described by representations of the Company, will enable it to meet the requirements for taxation as a REIT under the Code.

                  (xiv) To the best of their knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be filed as exhibits to the Registration Statement other than those filed as exhibits thereto.

                  (xv) To the best of their knowledge and information, the
            execution and delivery of this Underwriting Agreement, the applicable Terms Agreement and the applicable Indenture, and the consummation of the transactions contemplated herein and therein and compliance by each of the Operating Partnership, the Company, and their subsidiaries with its obligations hereunder and thereunder, assuming application of the proceeds of the Underwritten Securities in accordance with the Prospectus, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Operating Partnership, the Company, or any of their subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Operating Partnership, the Company or their subsidiaries is a party or by which it or either of them may be bound or to which any of the properties or assets of the Operating Partnership, the Company, or any of their subsidiaries is subject and which has been identified by the Operating Partnership or the Company as a material contract, indenture, mortgage, loan agreement, note, lease or other instrument or which has been filed as an exhibit to the Registration Statement or any document incorporated by reference therein or any applicable law, administrative regulation or administrative or court order or decree known to them.

                  (xvi) The Underwritten Securities, any Guarantees endorsed thereon and the applicable Indenture conform in all material respects to the statements relating thereto contained in the Prospectus and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

                  (xvii) The statements set forth in the Prospectus under the captions "Description of Debt Securities," "Material Federal Income Tax Considerations to Tanger Factory Outlet Centers, Inc." and "Tax Aspects of the Operating Partnership" or any other caption purporting to cover such matters, to the extent such statements constitute matters of law, summaries of legal matters, or legal conclusions, have been reviewed by them and are correct in all material respects.

            (2) The favorable opinion, dated as of Closing Time, of Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A., counsel for the Company and the Operating Partnership, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                  (i) The Company has been duly organized and is validly
            existing as a corporation in good standing under the laws of the State of North Carolina.

                  (ii) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of North Carolina; the GP Trust is the sole general partner of the Operating Partnership.

                  (iii) All of the partnership interests of the Operating
            Partnership have been issued in accordance with the Agreement of Limited Partnership and the capital contributions of each partner (or its predecessor in interest) described in the Agreement of Limited Partnership have been fully paid.

                  (iv) The partnership interests of the Operating Partnership owned by the GP Trust have been issued in accordance with the Agreement of Limited Partnership and the capital contributions of the Company described in the Agreement of Limited Partnership have been fully paid and such partnership interests are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (v) Each of the Operating Partnership, the Company, and their subsidiaries, if any, has the partnership or corporate power, as applicable, required under North Carolina law (without reference to, or consideration of, the requirements of jurisdictions other than North Carolina in which its properties are located or its business is conducted) to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                  (vi) Each of the Company and the Operating Partnership is duly qualified as a foreign corporation or partnership, as applicable, to transact business and is in good standing in each jurisdiction in which it owns or leases real property, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership and their subsidiaries considered as one enterprise.

                  (vii) The issued and outstanding shares of capital stock of the Company are as stated in the Prospectus under the headings "Description of Common Shares," "Description of Preferred Shares" and "Capitalization" as of the date set forth therein; and such stock has been duly authorized, validly issued, fully paid and non-assessable and to the best of their knowledge and information, is not subject to preemptive or other similar rights.

                  (viii) This Underwriting Agreement has been duly authorized, executed and delivered by the Operating Partnership and the Company and the applicable Terms Agreement has been duly authorized, executed and delivered by the Operating Partnership.

                  (ix) The Underwritten Securities being sold pursuant to the applicable Terms Agreement have been duly and validly authorized by all necessary action of the Operating Partnership and the Company and such Underwritten Securities have been duly authorized by the Operating Partnership and the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement.

                  (x) The applicable Indenture has been duly authorized,
            executed and delivered by the Operating Partnership and the Company.

                  (xi) The Guarantees, if any, have been duly authorized,
            executed and delivered by the Company.

                  (xii) The Agreement of Limited Partnership has been duly
            authorized, executed and delivered by the parties thereto and is a valid and binding agreement of each of the parties thereto, enforceable in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (xiii) The GP Trust is the sole general partner of the
            Operating Partnership and is entitled to all rights, benefits, interests and preferences as a general partner of a North Carolina limited partnership under the laws of the State of North Carolina and the Agreement of Limited Partnership (including, without limitation, those rights, benefits, interests and preferences afforded to the GP Trust as a holder of the partnership units under the Agreement of Limited Partnership), except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (iv) Without independent investigation, to the best of their actual knowledge and information, all pending legal or governmental proceedings which are not described in the Prospectus, including ordinary routine litigation, to which the Company or the Operating Partnership is a party or to which the Centers are subject and (i) in which a claim is asserted against the Company for the recovery of money, for the imposition of an equitable remedy or for the assessment of a fine or penalty or (ii) in which a claim is asserted which would result in the creation or imposition of any lien, charge or encumbrance upon any of the properties of the Company or the Operating Partnership are considered by them in the aggregate not material. For these purposes, materiality shall have the same meaning as that term has for the certified public accounting firm that audits the financial statements included in any applicable Registration Statement and Prospectus.

                  (v) Without independent investigation, to the best of their actual knowledge and information, no material default exists in the Company's or Operating Partnership's due performance or observance of any material obligation, agreement, covenant or condition imposed upon the Company or the

            Operating Partnership in any contract, indenture, mortgage, loan agreement, note, lease or other instrument described or referred to in the Registration Statement or filed as an exhibit thereto which would have a material adverse effect on the condition , financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership and their subsidiaries considered as one enterprise.

                  (vi) Without independent investigation, they have no actual knowledge or information that would lead them to believe that the execution and delivery of this Underwriting Agreement, the applicable Terms Agreement and the applicable Indenture and, assuming facts in existence as of the date of the opinion, the consummation of the transactions contemplated herein and therein and compliance by the Company and the Operating Partnership with their obligations hereunder and thereunder conflict with or constitute a breach by the Company or the Operating Partnership of, or default by the Company or the Operating Partnership under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Operating Partnership pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument of which they have actual knowledge and to which the Company or the Operating Partnership is a party or by which either of them may be bound or to which any of the property or assets of the Company or the Operating Partnership is subject.

            (3) The favorable opinion, dated as of Closing Time, of Brown & Wood LLP, counsel for the Underwriters, with respect to certain matters reasonably requested by the Underwriters.

            (4) In giving their opinions required by subsections (b)(1), (b)(2) and (b)(3), respectively, of this Section, Latham & Watkins, Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A. and Brown & Wood LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data, as to which counsel need make no statement), at the time it became effective (or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Operating Partnership or the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment becomes effective or at the time of the most recent filing of any such Annual Report, as the case may be) or at the date of the applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data, as to which counsel need make no statement), at the date of the Applicable Terms Agreement or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions required by subsections (b)(1), (b)(2) and (b)(3), respectively, of this Section, Latham & Watkins, Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A. and Brown & Wood LLP may rely, as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Operating Partnership and the Company, and with respect to certain other matters, upon certificates of appropriate government officials in such jurisdiction, and Latham & Watkins and Brown & Wood LLP may additionally rely, as to matters involving the laws of the State of North Carolina, upon the opinion of Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A. (or other counsel reasonably satisfactory to counsel for the Underwriters) in form and substance satisfactory to counsel for the Underwriters.

      (c) At Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; no proceedings shall be pending or, to the knowledge of the Operating Partnership or the Company threatened against the Operating Partnership, the Company, any of their subsidiaries or any of the Centers before or by any Federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would be reasonably expected and which would materially and adversely affect the business, property, financial condition or income of the Company, the Operating Partnership and their subsidiaries, considered as one enterprise; and you shall have received a certificate of the President or Chief Executive Officer or a Vice President of the Company and of the chief financial or chief accounting officer of the Company in such capacity, and of the general partner of the Operating Partnership, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change or proceedings and (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date.

      (d) At the time of execution of the applicable Terms Agreement, you shall have received a letter dated such date from PricewaterhouseCoopers LLP, in form and substance satisfactory to you, to the effect that (i) they are independent public accountants with respect to the Operating Partnership and the Company, and their subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations thereunder; (ii) it is their opinion that the consolidated financial statements and financial statement schedules of the Operating Partnership and its subsidiaries and of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus and audited by them and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) they have performed limited procedures, not constituting an audit, including a reading of the latest available unaudited interim consolidated financial statements of the Operating Partnership and the Company, a reading of the minute books of the Company, inquiries of certain officials of the Operating Partnership or the Company who have responsibility for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures (which shall include, without limitation, the procedures specified by the American Institute of Certified

Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, with respect to the unaudited condensed consolidated financial statements of the Operating Partnership and its subsidiaries and the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus), nothing has come to their attention which causes them to believe (A) that any material modifications should be made to the unaudited condensed financial statements of the Operating Partnership and its subsidiaries or the Company and its subsidiaries included in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles or that such unaudited financial statements do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations, (B) the unaudited financial data of the Operating Partnership and the Company in the Registration Statement and the Prospectus under the caption "Selected Financial Data," if any, was not determined on a basis substantially consistent with that used in determining the corresponding amounts in the applicable audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, or (C) at a specified date not more than three days prior to the date of the applicable Terms Agreement, there has been any change in the partners' capital of the Operating Partnership or the capital stock of the Company or any increase in the debt of the Operating Partnership and its subsidiaries or the Company and its subsidiaries or any decrease in consolidated net current assets or net assets of the Operating Partnership or the Company, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of the most recent consolidated statement of operations included or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than three days prior to the date of the applicable Terms Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, operating income, funds from operations, net income or net income per share (in the case of the Company) of the Operating Partnership and its subsidiaries or the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; (iv) they have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302 and 503(d), respectively, of Regulation S-K; and
(w) in addition to the examination referred to in their opinion and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Operating Partnership and its subsidiaries or the Company and its subsidiaries, as the case may be, identified in such letter.

      (e) At Closing Time, you shall have received a letter, dated as of Closing Time, from PricewaterhouseCoopers LLP, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the "specified date" referred to shall be a date not more than three days prior to such Closing Time.

      (f) If applicable, at the time of the execution of the applicable Terms Agreement, you shall have received a letter dated such date from such independent accountants that have prepared any historical financial statements included in or incorporated by reference into the Registration Statement and Prospectus which financial statements relate to properties or assets acquired or to be acquired by the Operating Partnership or the Company, or any of their subsidiaries, in form and substance satisfactory to the Underwriters, to the effect that (i) they are independent accountants with respect to the Operating Partnership or the Company, as the case may be, and such properties or assets acquired by the Operating Partnership or the Company, as the case may be, within the meaning of the 1933 Act and the 1933 Act Regulations; and (ii) it is their opinion that the historical financial statements for such properties or assets that have been audited by them and covered by their opinions included or incorporated by reference into the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations.

      (g) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership and the Company in connection with the issuance and sale of the Underwritten Securities, as herein contemplated shall be satisfactory in form and substance to you and counsel for the Underwriters.

      (h) In the event that the Underwriters exercise their option, if any, provided in the applicable Terms Agreement as set forth in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Operating Partnership and the Company contained herein and the statements in any certificates furnished by the Operating Partnership and the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, you shall have received:

            (1) A certificate, dated such Date of Delivery, of the President and Chief Executive Officer or a Vice President of the Company and of the chief financial or chief accounting officer of the Company on behalf of the Company and on behalf of the Company in its capacity as general partner of the Operating Partnership confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

            (2) The favorable opinion of Latham & Watkins, counsel for the Operating Partnership, the GP Trust and the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(1) and 5(b)(4) hereof.

            (3) The favorable opinion of Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A., counsel for the Company and the Operating Partnership in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(b)(2) and 5(b)(4) hereof.

            (4) The favorable opinion of Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(3) and 5(b)(4) hereof.

            (5) A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to you and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to you pursuant to Section 5(d) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(h)(5) shall be a date not more than three days prior to such Date of Delivery.

            (6) The rating assigned by any nationally recognized statistical rating organization to the Underwritten Securities or other securities of the Operating Partnership or the Company as of the execution of the applicable Terms Agreement shall not have been lowered or withdrawn since such execution nor shall such rating organization have publicly announced that it has under surveillance or review its rating of the Underwritten Securities or other securities of the Operating Partnership or the Company.

      If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to the Operating Partnership or the Company at any time at or prior to the Closing Time or Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

      Section 6. INDEMNIFICATION. (a) The Operating Partnership and the Company, jointly and severally, hereby agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act as follows:

            (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 434 information, if any, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the indemnifying party; and

            (3) against any and all expense (including, the fees and disbursements of counsel chosen by you) whatsoever, as incurred, which has been reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Operating Partnership or the Company by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) and the Prospectus (or any amendment or supplement thereto).

      In addition to, and without limitation of, the joint and several obligation of the Operating Partnership and the Company to indemnify each Underwriter, the Operating Partnership and the Company jointly and severally, also agree to indemnify and hold harmless the Independent Underwriter, if any, and each person, if any, who controls the Independent Underwriter, if any, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense, as incurred as a result of the Independent Underwriter's, if any, participation as a "qualified independent underwriter" within the meaning of the Rule 2720 of the Conduct Rules of the NASD in connection with the offering of the Underwritten Securities.

      (b) Each Underwriter severally agrees to indemnify and hold harmless the Operating Partnership and the Company, the directors, each of the officers who signed the Registration Statement and each person, if any, who controls the Operating Partnership or the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto); PROVIDED FURTHER, that with respect to any preliminary prospectus, such indemnity shall not inure to the benefit of any Underwriter (or the benefit of any person controlling such Underwriter) if the person asserting any such losses, liabilities, claims, damages or expenses purchased the Underwritten Securities which are the subject thereof from such Underwriter and if such person was not sent or given a copy of the Prospectus (excluding any documents incorporated therein by reference) at or prior to confirmation of the sale of such Underwritten Securities to such person in any case where such sending or giving is required by the 1933 Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus and the Prospectus was delivered to such Underwriter a reasonable amount of time prior to the date of delivery of such confirmation.

      (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to the first paragraph of Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company and the Operating Partnership. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      Notwithstanding anything to the contrary contained herein, if indemnity is sought pursuant to the second paragraph of Section 6(a), then, in addition to the fees and expenses of counsel for the Indemnified Persons, the Indemnifying Person shall be liable for the fees and expenses of not more than one firm (in addition to any local counsel) separate from its own counsel and that of the other Indemnified Persons for the Independent Underwriter, if any, in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter, if any, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, if any, there may exist a conflict of interest between the Independent Underwriter, if any, and the other Indemnified Persons. Any such separate counsel for the Independent Underwriter, if any, and such control persons, if any, of the Independent Underwriter, if any, shall be designated in writing by the Independent Underwriter, if any.

      Section 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Operating Partnership, on the one hand, and the Underwriters and the Independent Underwriter, if any, on the other hand, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company or the Operating Partnership, on the one hand, and of the Underwriters and the Independent Underwriter, if any, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company or the Operating Partnership, on the one hand, and the Underwriters and the Independent Underwriter, if any, on the other hand, in connection with the offering of the Debt Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Underwritten Securities (before deducting expenses) received by the Company or the Operating Partnership and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of such Debt Securities as set forth on such cover. The benefits received by the Independent Underwriter, if any, shall be limited to the fee it received.

      The relative fault of the Company or the Operating Partnership on the one hand and the Underwriters and the Independent Underwriter, if any, on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company, the Operating Partnership, the Underwriters and the Independent Underwriter, if any, agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters and the Independent Underwriter, if any, were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement on behalf of the Company as general partner of the Operating Partnership or on behalf of the Company itself, and each person, if any, who controls the Operating Partnership or the Company within the meaning of
Section 15 of the 1933 Act shall have the same rights to contribution as the Operating Partnership and the Company. The Underwriter's respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint. For purposes of this
Section 7, the Operating Partnership, the Company, and their subsidiaries shall be deemed one party jointly and severally liable for any obligations hereunder.

      Section 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Underwriting Agreement or the applicable Terms Agreement, or contained in certificates of officers of the Operating Partnership and the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any termination of this Underwriting Agreement or the applicable Terms Agreement, or investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Operating Partnership or the Company, and shall survive delivery of and payment for the Underwritten Securities.

      Section 9. TERMINATION OF AGREEMENT. (a) This Underwriting Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Operating Partnership, the Company or by you upon the giving of 30 days' written notice of such termination to the other parties hereto.

      (b) You may also terminate the applicable Terms Agreement, by notice to the Operating Partnership or the Company, at any time at or prior to the Closing Time or any relevant Date of Delivery, if (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership, and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) except as disclosed in the Prospectus, if any proceeding shall be pending or, to the knowledge of the Operating Partnership or the Company threatened against the Operating Partnership, the Company, any of their subsidiaries or any of the Centers before or by any Federal, state or other commission board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of the Company, the Operating Partnership and their subsidiaries, considered as one enterprise, (iii) if there has occurred any material adverse change in the financial markets in the United States or, if the Underwritten Securities include Debt Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or if there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in your judgment, impracticable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iv) if trading in any of the securities of the Operating Partnership or the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on either the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities or, if the Underwritten Securities include Debt Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries.

      (c) In the event of any such termination, (x) the covenants set forth in
Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter owns any such Underwritten Securities purchased from the Company pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8 and 13 hereof shall remain in effect.

      Section 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the Closing Time or the relevant Date of Delivery to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you shall not have completed such arrangements within such 24-hour period, then:

      (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

      (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the applicable Terms Agreement, in the case of Initial Underwritten Securities, or any over-allotment option, in the case of Option Securities, shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Underwriting Agreement and the applicable Terms Agreement.

      In the event of any such default which does not result in a termination of the applicable Terms Agreement, either you, the Operating Partnership or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

      Section 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at 4 World Financial Center, North Tower, New York, New York 10080, attention of Martin J. Cicco, Managing Director; and notices to the Operating Partnership and the Company shall be directed to either of them at 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408, attention of Stanley K. Tanger.

      Section 12. PARTIES. This Underwriting Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon you and the Operating Partnership, the Company and any Underwriter who becomes a party to such Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement or the applicable Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this

Underwriting Agreement or such Terms Agreement or any provision herein or therein contained. This Underwriting Agreement and the applicable Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      Section 13. GOVERNING LAW AND TIME. This Underwriting Agreement and the applicable Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

      Section 14. COUNTERPARTS. This Underwriting Agreement and the applicable Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Operating Partnership and the Company a counterpart hereof, whereupon this instrument, along with all counterparts will become a binding agreement between you, the Operating Partnership and the Company in accordance with its terms.

                              Very truly yours,

                              TANGER PROPERTIES LIMITED PARTNERSHIP

                              By:  Tanger GP Trust
                                   (its general partner)


                              By: /s/ Steven B. Tanger
                                  --------------------


                              TANGER FACTORY OUTLET CENTERS, INC.


                              By: /s/ Steven B. Tanger
                                  --------------------



CONFIRMED AND ACCEPTED,
  as of the date first
  above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By:  /s/ John Timoney
     Authorized Signatory

                                                                       Exhibit A


                    TANGER PROPERTIES LIMITED PARTNERSHIP
                    (a North Carolina limited partnership)

                              [Title of Securities]

                                 TERMS AGREEMENT
                                 ---------------


                                                      Dated:       , 200_


To: TANGER PROPERTIES LIMITED PARTNERSHIP
3200 Northline Avenue, Suite 360
Greensboro, North Carolina 27408

Attention:  Chairman of the Board of Directors

Dear Ladies and Gentlemen:

      We (the "Representative") understand that Tanger Properties Limited Partnership (a North Carolina limited partnership), proposes to issue and sell $____________ aggregate principal amount of its [Title of Debt Security] (the "Underwritten Securities") [to be unconditionally guaranteed as to payment of principal thereof (and premium, if any) and interest and Additional Amounts, if any, thereon by Tanger Factory Outlet Centers, Inc., a North Carolina corporation (the "Company")]. Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective principal amount of Initial Underwritten Securities set forth below opposite their respective names[, and a proportionate share of Option Securities (as defined in the Underwriting Agreement referred to below) to the extent any are purchased] at the purchase price set forth below.

                                                     Principal Amount
                                                       of Initial
            Underwriter                          Underwritten Securities
            -----------                          -----------------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                                $
Banc of America Securities LLC                          $
                                                         ----------
               Total                                    $
                                                         ==========


      The Underwritten Securities shall have the following terms:

Title of Securities:
Currency:
Principal amount to be issued:
Current Ratings:
Interest rate or formula:
Regular Record Dates:
Interest Payment Dates:
Stated Maturity Date:
Redemption and/or repayment provisions:
Sinking fund requirements:
Number of Option Securities, if any, that may be purchased by the Underwriters:


Initial public offering price: %, plus accrued interest, if any, or amortized original issue discount, if any, from , 200_.

Purchase price:   %, plus accrued interest, if any, or amortized original
issued discount, if any, from         , 200_ (payable in   [same][next] day
funds).

Form:
Additional co-managers, if any:
Other terms:
Closing date and location:

      All the provisions contained in the document attached as Annex A hereto entitled "Tanger Properties Limited Partnership - Debt Securities - Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

      Please accept this offer no later than o'clock P.M. (New York City time) on by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                        Very truly yours,

                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                    INCORPORATED

                          By
                             -------------------------
                               Authorized Signatory
                          [Acting on behalf of itself and the other named Underwriters.]

Accepted:

TANGER PROPERTIES LIMITED PARTNERSHIP

By:  Tanger GP Trust
     (its general partner)


By
   ---------------------------
   Name:
   Title:




                                      A-3